Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-170998 and 333-159624) and Form S-8 (Nos. 333-102069, 333-118689, 333-139876, and 333-161715) of Fuel Systems Solutions, Inc. of our report dated March 8, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10- K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Irvine, California

March 8, 2012